Exhibit 99.1

Modiv Announces Second Quarter 2023 Results

Completes Successful Transition to Focused Industrial Manufacturing REIT
Closes Sale of 13 Non-Industrial Assets for $42 million
Changes Corporate Name to Modiv Industrial, Inc.

Reno, Nevada, August 14, 2023 – Modiv Industrial, Inc. (“Modiv Industrial” or the “Company”, formerly known as Modiv Inc.) (NYSE:MDV), an internally managed real estate investment trust (“REIT”) that actively acquires, owns, and manages a portfolio of single-tenant net-lease industrial manufacturing real estate properties, today announced operating results for the second quarter ended June 30, 2023.

“At the beginning of the year, we outlined plans to acquire $100 million of industrial manufacturing assets, which we quickly accomplished. Just three months ago, we shared our strategy to begin the disposition of our legacy, non-core ‘Rich Uncles’ retail and office assets. Today I am pleased to announce that yet again we have successfully delivered on our publicly stated goals,” said Aaron Halfacre, Chief Executive Officer of Modiv Industrial, Inc.”

“With the August 10th sale of 13 non-industrial assets to Generation Income Properties, Inc. for $42 million and the July purchase of two more industrial manufacturing properties, we have already accretively redeployed cash proceeds into additional industrial manufacturing assets, allowing us to achieve our goal of having a super-majority of industrial assets.”

“Now, with the majority of our repositioning behind us, we will begin increasing investor awareness of our compelling investment thesis. Nearer term, we will continue the disposition of non-industrial assets to create capital recycling opportunities. Longer term, we remain focused on achieving scale of over $1 billion in gross assets and becoming the best pure-play net lease industrial manufacturing REIT,” concluded Halfacre.

Financial Highlights for the Second Quarter Ended June 30, 2023:

●	Revenue was $11.8 million, up 16.7% year-over-year, reflecting the acquisition of 16 industrial manufacturing properties since June 30, 2022.
●
FFO was $7.9 million, or $0.75 per diluted share, compared with $4.7 million or $0.46 per diluted share in the year-ago quarter, reflecting higher revenue and lower interest expense attributable to unrealized gains on interest rate swap valuations.

■	AFFO was $3.3 million, or $0.31 per diluted share, compared with $3.6 million or $0.35 per diluted share in the year-ago quarter, a decrease reflecting a higher straight-line rent adjustment.

Business Update

■
Sold non-core portfolio of 13 legacy retail and office assets to Generation Income Properties, Inc. (NASDAQ: GIPR) on August 10, 2023 for $42 million at an exit cap rate of 7.55%. Transaction consideration includes $30 million in cash and $12 million of GIPR preferred stock, which will pay monthly dividends at an annual rate of 9.5%.

■	In July 2023, acquired an additional $29.0 million of industrial manufacturing properties at a blended initial cap rate of 8.2% and a weighted average cap rate of 11.7%.
■	Total acquisitions year-to-date are now $129.8 million across 12 industrial manufacturing properties acquired at a blended initial cap rate of 7.8% and a weighted average cap rate of 10.3%.
■
Industrial portfolio exposure now includes 40 properties representing 76% of pro forma NOI as of June 30, 2023, with a weighted average lease term of 14.7 years and weighed average annual rental increases of 2.45%.

■
From this point forward, the Company will now be known as “Modiv Industrial” following its achievement of a super-majority of industrial manufacturing exposure and its exclusive focus on being a pure-play net lease industrial manufacturing REIT.

Following achievement of a super-majority of industrial manufacturing exposure and its exclusive focus on being a pure-play net lease industrial manufacturing REIT, the Company changed its name from “Modiv Inc.” to “Modiv Industrial, Inc.” effective August 11, 2023. The Company’s ticker symbol will not change and its common stock will start trading as Modiv Industrial, Inc. on August 24, 2023.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Monday, August 14, 2023, at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time, to discuss the second quarter 2023 operating results and answer questions.

Live conference call: 1-877-407-0789 at 9:00 a.m. Pacific Time, Monday, August 14, 2023

Webcast: To listen to the webcast, either live or archived, please use this link:
https://viavid.webcasts.com/starthere.jsp?ei=1625261&tp_key=836736531a or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv Industrial

Modiv Industrial, Inc. is an internally managed REIT that acquires, owns, and manages a portfolio of single-tenant net-lease real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. Driven by an investor-first focus, as of August 14, 2023, Modiv Industrial had a $614 million real estate portfolio (based on estimated fair value) comprised of 4.7 million square feet of aggregate leasable area. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our plans, strategies and prospects, both business and financial. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 13, 2023. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this press release and the supplemental financial and operating report included in our Form 8-K dated August 14, 2023 contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

AFFO is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

The Company defines “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property. The Company defines “weighted average cap rate” for property acquisitions as the average annual cash rent including rent escalations over the lease term, divided by the purchase price of the property.

Investor Inquiries:
Margaret Boyce, Financial Profiles, Inc.
mboyce@finprofiles.com
310-622-8247

MODIV INDUSTRIAL, INC.
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2023 and 2022
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Rental income	$11,836,563	$10,144,478	$22,147,745	$19,714,091

Operating expenses:
General and administrative	1,597,776	1,615,182	3,505,831	3,721,365
Stock compensation expense	660,170	679,747	1,320,339	1,191,612
Depreciation and amortization	3,956,334	3,682,681	7,228,394	6,983,173
Property expenses	1,527,868	1,434,215	3,234,712	3,594,080
Impairment of real estate investment property	-	-	3,499,438	-
Impairment of goodwill	-	-	-	17,320,857
Total operating expenses	7,742,148	7,411,825	18,788,714	32,811,087

Gain on sale of real estate investments	-	720,071	-	7,595,157
Operating income (loss)	4,094,415	3,452,724	3,359,031	(5,501,839)

Other income (expense):
Interest income	216,841	1,763	270,535	15,198
Interest expense, net of derivative settlements and unrealized gain on interest rate swaps	179,931	(1,197,154)	(3,838,861)	(2,765,329)
Income from unconsolidated investment in a real estate property	72,773	66,868	128,340	162,332
Loss on early extinguishment of debt	-	-	-	(1,725,318)
Other	65,993	66,143	131,987	132,136
Other income (expense), net	535,538	(1,062,380)	(3,307,999)	(4,180,981)

Net income (loss)	4,629,953	2,390,344	51,032	(9,682,820)
Less: net (income) loss attributable to noncontrolling interest in Operating Partnership	(649,643)	(219,214)	166,556	1,708,815
Net income (loss) attributable to Modiv Industrial, Inc.	3,980,310	2,171,130	217,588	(7,974,005)
Preferred stock dividends	(921,875)	(921,875)	(1,843,750)	(1,843,750)
Net income (loss) attributable to common stockholders	$3,058,435	$1,249,255	$(1,626,162)	$(9,817,755)

Net income (loss) per share attributable to common stockholders:
Basic	$0.41	$0.17	$(0.22)	$(1.31)
Diluted	$0.35	$0.14	$(0.22)	$(1.31)

Weighted-average number of common shares outstanding:
Basic	7,532,106	7,478,973	7,532,080	7,505,673
Diluted	10,638,311	10,221,490	7,532,080	7,505,673

Distributions declared per common stock	$0.2875	$0.2875	$0.5750	$0.6750

MODIV INDUSTRIAL, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
	June 30,	December 31,
	2023	2022
Assets
Real estate investments:
Land	$105,646,718	$103,657,237
Building and improvements	376,619,602	329,867,099
Equipment	4,429,000	4,429,000
Tenant origination and absorption costs	16,393,977	19,499,749
Total investments in real estate property	503,089,297	457,453,085
Accumulated depreciation and amortization	(44,974,782)	(46,752,322)
Total investments in real estate property, net excluding unconsolidated investment in real estate property and real estate investments held for sale, net	458,114,515	410,700,763
Unconsolidated investment in a real estate property	10,011,347	10,007,420
Total real estate investments, net, excluding real estate investments held for sale, net	468,125,862	420,708,183
Real estate investments held for sale, net	47,169,589	5,255,725
Total real estate investments, net	515,295,451	425,963,908
Cash and cash equivalents	9,912,110	8,608,649
Tenant receivables	9,468,576	7,263,202
Above-market lease intangibles, net	1,351,949	1,850,756
Prepaid expenses and other assets	5,430,520	6,100,937
Interest rate swap derivative	5,613,847	4,629,702
Other assets related to real estate investments held for sale	2,337,517	12,765
Total assets	$549,409,970	$454,429,919
Liabilities and Equity
Mortgage notes payable, net	$44,243,807	$44,435,556
Credit facility revolver	-	3,000,000
Credit facility term loan, net	248,263,340	148,018,164
Accounts payable, accrued and other liabilities	7,015,513	7,649,806
Below-market lease intangibles, net	9,328,801	9,675,686
Interest rate swap derivatives	-	498,866
Liabilities related to real estate investments held for sale	465,252	117,881
Total Liabilities	309,316,713	213,395,959

Commitments and contingencies

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value, 2,000,000 shares authorized, issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	2,000	2,000
Class C common stock, $0.001 par value, 300,000,000 shares authorized; 7,874,502 shares issued and 7,530,992 shares outstanding as of June 30, 2023 and 7,762,506 shares issued and 7,512,353 shares outstanding as of December 31, 2022	7,875	7,762
Additional paid-in-capital	280,815,445	278,339,020
Treasury stock, at cost, 343,510 and 250,153 shares held as of June 30, 2023 and December 31, 2022, respectively	(5,290,780)	(4,161,618)
Cumulative distributions and net losses	(123,895,028)	(117,938,876)
Accumulated other comprehensive income	3,080,694	3,502,616
Total Modiv Industrial, Inc. equity	154,720,206	159,750,904
Noncontrolling interest in the Operating Partnership	85,373,051	81,283,056
Total equity	240,093,257	241,033,960
Total liabilities and equity	$549,409,970	$454,429,919

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - FFO and AFFO
For the Three and Six Months Ended June 30, 2023 and 2022
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) (in accordance with GAAP)	$4,629,953	$2,390,344	$51,032	$(9,682,820)
Preferred stock dividends	(921,875)	(921,875)	(1,843,750)	(1,843,750)
Net income (loss) attributable to common stockholders and Class C OP Unit holders	3,708,078	1,468,469	(1,792,718)	(11,526,570)
FFO adjustments:
Depreciation and amortization of real estate properties	3,956,334	3,682,681	7,228,394	6,983,173
Amortization of lease incentives	88,570	75,655	177,140	147,049
Depreciation and amortization for unconsolidated investment in a real estate property	186,069	190,468	380,242	380,936
Impairment of real estate investment property	-	-	3,499,438	-
Gain on sale of real estate investments, net	-	(720,071)	-	(7,595,157)
FFO attributable to common stockholders and Class C OP Unit holders	7,939,051	4,697,202	9,492,496	(11,610,569)
AFFO adjustments:
Impairment of goodwill	-	-	-	17,320,857
Stock compensation	660,170	679,747	1,320,339	1,191,612
Deferred financing costs	195,213	101,781	390,426	1,368,506
Non-recurring loan prepayment penalties	-	-	-	615,336
Swap termination costs	-	-	-	733,000
Due diligence expenses, including abandoned pursuit costs	3,848	4,639	346,390	591,308
Deferred rents	(1,580,358)	(981,083)	(2,755,717)	(1,617,279)
Unrealized gain on interest rate swap valuation	(3,708,598)	(589,997)	(1,986,415)	(1,378,013)
Amortization of (below) above market lease intangibles, net	(195,901)	(317,354)	(392,184)	(647,972)
Other adjustments for unconsolidated investment in a real estate property	11,819	(188)	23,638	(376)
AFFO attributable to common stockholders and Class C OP Unit holders	$3,325,244	$3,594,747	$6,438,973	$6,566,410

Weighted average shares outstanding:
Basic	7,532,106	7,478,973	7,532,080	7,505,673
Fully Diluted (1)	10,638,311	10,221,490	10,494,527	10,241,023

FFO Per Share:
Basic	$1.05	$0.63	$1.26	$(1.55)
Fully Diluted	$0.75	$0.46	$0.90	$(1.55)

AFFO Per Share
Basic	$0.44	$0.48	$0.85	$0.87
Fully Diluted	$0.31	$0.35	$0.61	$0.64

(1)	Includes the Class C, Class M, Class P and Class R OP Units to compute the weighted average number of shares.

FFO is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures, preferred distributions and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of stock-based compensation, deferred rents, amortization of in-place lease valuation intangibles, deferred financing fees, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, and write-offs of due diligence expenses for abandoned pursuits. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends.

By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

MODIV INDUSTRIAL, INC.
Reconciliation of Non-GAAP Measures - Adjusted EBITDA
For the Three and Six Months Ended June 30, 2023 and 2022
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) (in accordance with GAAP)	$4,629,953	$2,390,344	$51,032	$(9,682,820)

Depreciation and amortization	3,956,334	3,682,681	7,228,394	6,983,173
Depreciation and amortization for unconsolidated investment in a real estate property	186,069	190,468	380,242	380,936
Interest expense, net of derivative settlements and unrealized gain on interest rate swaps	(179,931)	1,197,154	3,838,861	2,765,329
Loss on early extinguishment of debt	-	-	-	1,725,318
Interest expense on unconsolidated investment in real estate property	95,932	98,135	191,419	195,780
Impairment of real estate investment property	-	-	3,499,438	-
Impairment of goodwill	-	-	-	17,320,857
Stock compensation	660,170	679,747	1,320,339	1,191,612
Due diligence expenses, including abandoned pursuit costs	3,848	4,639	346,390	591,308
Gain on sale of real estate investments, net	-	(720,071)	-	(7,595,157)
Adjusted EBITDA	$9,352,375	$7,523,097	$16,856,115	$13,876,336

Annualized Adjusted EBITDA	$37,409,500	$30,092,388	$33,712,230	$27,752,672

Net debt:
Consolidated debt	$294,361,357	$201,425,173	$294,361,357	$201,425,173
Debt of unconsolidated investment in real estate property (a)	9,372,615	9,599,182	9,372,615	9,599,182
Consolidated cash and cash equivalents	(9,912,110)	(11,705,449)	(9,912,110)	(11,705,449)
Cash of unconsolidated investment in real estate property (a)	(494,250)	(585,357)	(494,250)	(585,357)
	$293,327,612	$198,733,549	$293,327,612	$198,733,549
Net debt / Adjusted EBITDA	7.8x	6.6x	8.7x	7.2x

(a)	Reflects the Company’s 72.71% pro rata share of the tenant-in-common’s mortgage note payable and cash.

We define Net Debt as gross debt less cash and cash equivalents and restricted cash. We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on real estate investments and goodwill, interest expense, non-cash items such as non-cash compensation expenses and write-offs of transaction costs and other one-time transactions. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.

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